[COVINGTON & BURLING LETTERHEAD]

                                 August 5, 1998








North American Senior Floating Rate Fund, Inc,
125 High Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     We have acted as counsel to the Company in connection with the offer and sale of the Shares. We have examined certified copies of the Company's Charter, as amended, and Restated By-laws. We have also examined a signed copy of the Registration Statement and the exhibits thereto, all as filed with the Commission and substantially in the form in which they are to become effective. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland. We also have examined and relied upon resolutions adopted to date by the Board of Directors of the Company. We have examined and relied upon such other records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. In our examination of the materials described above, we have assumed without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

     2. The Shares of the Company to be issued and sold by the Company pursuant to the Registration Statement have been duly authorized and, upon issuance in accordance with the terms set forth in the Registration Statement and upon receipt of the consideration specified therein, will be validly issued, fully paid and non-assessable.



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North American Senior Floating Rate Fund, Inc,
August 5, 1998
Page 2



     We hereby consent to this opinion being filed as an exhibit to the Registration Statement and to the reference to our firm therein. You may rely on the foregoing opinion only in connection with the offer and sale of the Shares while the Registration Statement is currently in effect.

                                                     Very truly yours,

                                                     /s/ Covington & Burling

                                                     COVINGTON & BURLING